EXHIBIT 10.30

April 12, 2000

Mr. William L. Jenkins
President
Black Warrior Wireline Corp.
3748 Highway 45 North
Columbus, MS 39701

Dear Bill:

This letter is to confirm St. James Capital Partners, LP's ("SJCP"), SJMB, LP's ("SJMB") and Charles E. Underbrink's ("Underbrink") guarantees of Black Warrior Wireline Corp.'s ("Black Warrior") loan with Coast Business Credit ("Coast").

SJCP, SJMB and Underbrink hereby affirm to you that they have each entered into a Principal and Interest Payment Guaranty covering up to $5,000,000 (in the aggregate between all three guarantors) of any principal or interest payments that are not made by Black Warrior when due. This guaranty requires the guarantors to cause any past due Coast indebtedness to be paid in the event Black Warrior fails to make any payment of any indebtedness to Coast when due.

Additionally, SJCP and SJMB have each entered into an Unlimited Continuing Guaranty. This guaranty requires the guarantors to cause any past due Coast indebtedness to be paid in the event Black Warrior fails to make any payment of any indebtedness to Coast when due.

This letter affirms the undersigned's obligation to perform under these guaranty agreements. If Coast accelerates its debt due to an event of default, the undersigned have the ability to perform and will perform under the requirements of the guarantees. The undersigned have the ability and will support the operations of Black Warrior through January 2, 2001.

The undersigned waive any event of default which existed as of December 31, 1999 and any defaults which have occurred through the date of this letter. Further, the undersigned waive the right to call our existing debt, as of the date of this letter, or any debt issued in connection with performing under the above guarantees or support prior to January 2, 2001.


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                                                                  April 12, 2000



ST. JAMES CAPITAL PARTNERS, L.P.,                 SJMB, L.P.,
By:  St. James Capital Corp., its general         By:  SJMB, L.L.C., its general
partner                                           partner



_______________________________                   _____________________________
John L. Thompson                                  John L. Thompson
President                                         President



CHARLES E. UNDERBRINK, an individual




_______________________________